July 21, 1999


America Online, Inc.
22000 AOL Way
Dulles, Virginia 20166-9323

Ladies and Gentlemen:

We have acted as special counsel to America Online, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 2,863,053 previously issued shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock") and the associated preferred stock purchase rights that accompany the Common Stock (the "Rights"). The Shares and the accompanying Rights are to be sold by certain shareholders of the Company identified in the Registration Statement (the "Selling Shareholders"). This opinion is being rendered in connection with the filing of the Registration Statement.

In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated By-Laws, as amended to date; such records of the corporate proceedings of the Company as we deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2. The Rights have been duly authorized by all necessary corporate action of the Company and are validly issued.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares and the Rights under the securities or blue sky laws of any state or any foreign jurisdiction.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                   Very truly yours,


                                   /s/Mintz, Levin, Cohn, Ferris,
                                      Glovsky and Popeo, P.C.
                                   Mintz, Levin, Cohn, Ferris,
                                   Glovsky and Popeo, P.C.